Exhibit 99.1

Cyxtera to Participate in the 23rd Annual Credit Suisse

Communications Conference

Miami, FL – June 10, 2021 – Cyxtera, a global leader in data center colocation and interconnection services, today announced that Chief Executive Officer Nelson Fonseca will participate virtually in a fireside chat at the 23rd Annual Credit Suisse Communications Conference on Tuesday, June 15th, 2021 at 8:15 a.m. Eastern Time.

A live audio webcast of the event will be available at https://www.cyxtera.com/about-us/investor-relations. An archive of the presentation can be accessed using the same link following the conference.

About Cyxtera

Cyxtera is a global leader in data center colocation and interconnection services. The company operates a footprint of 61 data centers in 29 markets around the world, providing services to more than 2,300 leading enterprises and U.S. federal government agencies. Cyxtera brings proven operational excellence, global scale, flexibility and customer-focused innovation together to provide a comprehensive portfolio of data center and interconnection services. On February 22, 2021, Cyxtera announced that it entered into a definitive agreement to merge with Starboard Value Acquisition Corp. (NASDAQ: SVAC), a publicly traded special purpose acquisition company. The parties expect to complete the transaction in mid-2021, subject to customary closing conditions, including the receipt of regulatory approvals and approval by SVAC’s stockholders. For more information, please visit www.cyxtera.com.

Media Contact:

Xavier Gonzalez

Xavier.gonzalez@cyxtera.com

Investor Relations Contact:

Nathan Berlinski

IR@cyxtera.com